                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 19, 1999

                                -----------------

                              MORGAN PRODUCTS LTD.
               (Exact Name of Registrant as Specified in Charter)

              Delaware                                 06-1095650
           (State or Other                          (I.R.S. Employer
    Jurisdiction of Incorporation)                 Identification No.)

                          Commission File Number 1-9843

                 469 McLaws Circle, Williamsburg, Virginia 23185
               (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700
              (Registrant's telephone number, including area code)

                                -----------------

================================================================================

2. ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to an Asset Purchase Agreement dated as of December 22, 1998, by and among Morgan Products Ltd. (the "Company"), Adam Wholesalers, Inc. and certain subsidiaries of Adam Wholesalers, Inc. (together with Adam Wholesalers, Inc. "Adam"), as amended (the "Agreement"), on the Effective Date (as defined in the Agreement), the Company purchased certain of the assets and assumed certain of the liabilities of Adam used by Adam in its business of distributing windows, doors and other millwork products. The Company intends to continue using the purchased assets for such purposes. The purchased assets generally include substantially all of the fixed assets and inventories of Adam used in its distribution business.

      Under the terms of the Agreement, the purchase price, as generally derived from the book value of the purchased assets, was approximately $54 million. The purchase price will be adjusted upward or downward to the extent the value of Adam's inventory as of the Effective Date is greater or less than the estimated book value of such inventory prior to the closing date. Such determination is expected to be made within 20 days following the closing date, as provided in the Agreement. The Company paid the purchase price in cash on February 19, 1999, less $2 million that was transferred into an escrow account pending post closing adjustments.

      In order to finance the acquisition of Adam pursuant to the Agreement, as of February 19, 1999, the Company, the Lenders party thereto and Fleet Capital Corporation, as agent to the Lenders ("Fleet"), entered into the Second Amendment (the "Second Amendment") to the Amended and Restated Loan and Security Agreement, as amended (the "Loan Agreement"; and together with the Second Amendment, the "Amended Loan Agreement").

      The Second Amendment increased the Company's total credit facility to a maximum of $120 million from $65 million, including an increase in the revolving credit facility by $35 million to $100 million (including a letter of credit facility of up to $5 million) and the addition to the credit facility of a term loan line and a bridge term loan line of $10 million each. Pursuant to the Second Amendment all loans under the credit facility may be used solely for payment of the purchase price pursuant to the Agreement, for the Company's operating and capital needs and for other corporate purposes in a manner consistent with the provisions of the Amended Loan Agreement and all applicable laws. The Second Amendment also altered several financial covenants under the Company's credit facility (which alterations are generally favorable to the Company) and added certain minimum EBITDA and minimum availability covenants. The Amended Credit Agreement is effective through January 31, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

      It is impracticable at this time to file any financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma information that may be required will be filed as soon as practicable, but not later than 60 days from the date hereof.

      (c) Exhibits

       Exhibit No.                         Description
       -----------                         -----------

           2. Asset Purchase Agreement dated December 22, 1998 by and among Morgan Products Ltd., Adam Wholesalers, Inc. and certain subsidiaries of Adam Wholesalers, Inc.

           99. Second Amendment to the Amended and Restated Loan and Security Agreement dated as of February 19, 1999 by and among Morgan Products Ltd., the Lenders party thereto and Fleet Capital Corporation, as agent for the Lenders.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                          MORGAN PRODUCTS LTD.

                                          By: /s/ Mitchell J. Lahr
                                              ----------------------------------
                                              Mitchell J. Lahr
                                              Vice President, Chief Financial
                                              Officer and Secretary

DATE: March 2, 1999

                                INDEX TO EXHIBITS

       Exhibit No.                         Description
       -----------                         -----------

           2. Asset Purchase Agreement dated December 22, 1998 by and among Morgan Products Ltd., Adam Wholesalers, Inc. and certain subsidiaries of Adam Wholesalers, Inc.

           99. Second Amendment to the Amended and Restated Loan and Security Agreement dated as of February 19, 1999 by and among Morgan Products Ltd., the Lenders party thereto and Fleet Capital Corporation, as agent for the Lenders.